Exhibit 4.44.7

JOINDER DEED ISSUED BY THE CORPORATE ENTITIES NAMED “THE BANK OF NEW YORK MELLON” AND “CEMEX ESPAÑA, S.A.”

NUMBER FOUR HUNDRED FIFTY THREE

In the city of Madrid, my residence as of the fourth day of March two thousand eleven.

Before me, RAFAEL MONJO CARRIO, Notary of Madrid and its Illustrious College.

APPEARED

MR. JUAN PERLAZA, of British nationality, with majority of age, with domicile located at and for purposes of this deed located at Calle José Abascal, 45 in Madrid, bearer of valid Passport Number 300919078.

MR. JUAN PELEGRINI Y GIRÓN, with majority of age, with domicile in Madrid located at, and for purposes of this deed, calle Hernández de Tejada, number l; bearer of National Identity Document number 01489996-X.

LEGAL PERSONALITY

The first one, in the name and on behalf of THE BANK OF NEW YORK MELLON (hereinafter referred to as the “Bank”), entity incorporated in accordance with the laws of the State of New York (United States of America), with its corporate

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

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domicile located at One Wall Street, New York, N.Y. 10286, United States of America, and furthermore, acting on behalf of and for the benefit of the holders of the Senior Secured Notes in the amount of two thousand two hundred three million seven hundred ninety five thousand United States Dollars (US$2,203,795,000.00), which originally was executed for the amount of One Thousand Sixty Seven Million Six Hundred Sixty Five Thousand United States Dollars (US$1,067,665,000.00) with an interest rate of 9,25%, due 2020, and redeemable at the beginning of the fifth anniversary of the original issuance, and for a maximum amount of Five Hundred Twenty Three Million Seven Hundred Seventy Five Thousand Euros (€523,775,000), out of which it was originally subscribed the amount of One hundred fifteen million three hundred forty six thousand Euros (€115,346,000), at an interest rate of 8,875%, due 2017 and redeemable at the beginning of the fourth anniversary of their initial issuance, both securities issued in accordance with an Indenture governed under the laws of the State of New York, issued as of May 12th, 2010 by and between among others, CEMEX España, S.A., Luxembourg Branch, a branch created under the laws of Luxembourg, as issuer and The Bank of New York Mellon, as trustee (hereinafter referred, together with its amendments or

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

novations the “Indenture”). The Indenture was formalized by means of a public deed issued by Cemex España before the undersigned Notary, under Public Deed Number 814 dated as of April 23rd, two thousand ten, and supplemented by public deeds number 876 dated as of April 29th, two thousand ten, and by public deed number 919 dated as of May 4th, 2010, both issued before the undersigned Notary. Such Public Deeds were duly recorded in the Commerce Registry of the city of Madrid as of May 7th, 2010 under recording number 229. Exercising the current power of attorney, issued by a Notary Public of the State of New York Mr. Danny Lee, dated as of May 12, 2010, whose original has been duly apostilled in accordance with The Hague Convention of October 5, 1961, and delivered to me, which document I will make part of this deed by means of a notarial procedure executed before me as of May 12, 2010 under number nine hundred seventy eight of my official book.

The second one, in the name and on behalf of the corporate entity CEMEX ESPAÑA, S.A., entity governed in accordance with the laws of Spain (in the past known as Compañía Valenciana de Cementos Pórtland, S.A.), and its corporate domicile in Madrid is located at calle Hernández de Tejada, number 1, whose corporate purpose, among others, is the manufacture, commercialization and distribution of all kinds of sacks, bags and similar articles, made of paper or any other materials, suitable for cement packaging, etc.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

It was incorporated with un-definitive term by means of a deed authorized by a Notary Public, in the city of Valencia, Mr. Juan Bautista Roch Contelles, dated as of April 30, 1917, duly adapted to the current legislation by means of a deed authorized by a Notary Public, in the city of Valencia, Mr. Antonio Soto Bisquert, dated as of July 13, 1990; the incorporation of the Company was RECORDED in the Commercial Registry of Valencia in Volume 122, Book 28 regarding corporations, third section, first inscription; and the adaptation was recorded in such Registry in Volume 2854, Book 10, general section, page V2533, inscription 165; furthermore, the bylaws of the Company were restated by means of another public deed number 6796 authorized by a Notary Public in Madrid, Mr. Antonio Francés y de Mateo, dated as of August 12, 1993, that caused the inscription number 200th.

The Company changed its corporate domicile to the current domicile by means of public deed number 1,489 authorized by a Notary Public in Valencia, Mr. Antonio Soto Bisquert, dated as of June 29, 1995, and recorded in the Registry of Commerce of Madrid, Volume 9743 and 9744, section 8th, Book of Corporations, pages 1 and 166, sheet number M-156542 inscriptions first and second.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

The corporate name was changed by resolutions adopted by the General Shareholders Meeting held as of June twenty-four, two thousand two, which were officially formalized before me, the same date, under public deed number 662, causing the inscription number 122º.

The Company is the bearer of C.I.F. number: A46004214.

Exercising his corporate authority by means of a power of attorney issued before me as of July twenty-seventh, two thousand and nine, under number 2,013 of my official book.

In accordance with the provisions set forth in article 98 of the Law 24/2001, and further to the Resolution issued by the Director General in charge of Public Registries and Notary Publics dated as of April 12, 2002, I hereby attest that to my knowledge, such individuals have sufficient corporate authority to execute this public deed in accordance with the terms set forth herein.

Such individuals have, in accordance with my knowledge, sufficient legal capacity and legal standing to issue this JOINDER DEED and, for such purposes, said individuals on behalf of the companies which they represent and for all legal purposes, make the following:

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

STATEMENTS

I. That, in accordance with a contract issued by means of a public deed number 4599 dated as of September 29, 2009 (hereinafter referred to as “Pledge Deed”), CEMEX, S.A.B. de C.V., New Sunward Holding B.V. and Sunward Acquisitions N.V. (the later one absorbed by New Sunward Holding B.V. as of October 23, 2009) constituted pledge rights (hereinafter referred to as the “Pledges”) over their shares of stock of the company CEMEX España, S.A.

II. That, in accordance with a contract issued by means of a public deed number 5768 dated as of December 23, 2010 issued by the undersigned Notary (hereinafter referred to as “Extension Pledge Deed”), New Sunward Holding B.V. (i) constituted new pledge rights with respect to 905 (nine hundred five) shares of stock of CEMEX España, S.A., which were acquired from a minority shareholder; and (ii) extended the Pledges to 426.585.515 newly issued shares of CEMEX España, S.A., which were issued by means of a capital stock increase approved during a General Meeting, and such resolutions were formalized under public number 2.419 issued by the undersigned Notary as of November 19, 2010. Hereinafter, any references to the Pledges will include the Pledges, as such term was modified upon the extension of the new shares of stock of Cemex España, S.A. issued during such capital stock increase, and the shares acquired from the minority shareholder, and the new Pledges have the same priority rank as a result of the referred Extension Pledge Deed.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

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III. That, given the improvement in the conditions of the financial markets, it allows Cemex to issue notes to be issued among other things to reduce its debt with financial creditors that are part of the Creditors Agreement (as such term is defined in the Pledge Deed), CEMEX, S.A.B. de C.V. has requested such financial creditors to make some amendments to the Creditors Agreement for the purpose of increasing the flexibility of the CEMEX Group to issue notes and to apply the proceeds obtained by such issuances. Such amendments were approved by said financial creditors, and as of December 1, 2009 it was executed an amendment novation agreement that does not extinguish the Creditors Agreement. As a result of such amendments, it is stated that the creditors of the CEMEX Group, by virtue of the issuance of the notes such as the Indenture, shall be considered as Additional Notes Creditors and, as a consequence, shall be considered as Secured Parties further to the terms of the Creditors Agreement, the Pledge Deed and the Extension Pledge Deed, and shall be entitled to obtain the benefits of the Pledges, by means of a joinder of the Pledge Deed and the Extension Pledge Deed in accordance with Clause 16 of the Pledge Deed and Clause 10 of the Extension Pledge Deed.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

IV. That, in accordance with Clause 16 of the Pledge Deed, and Clause 10 of the Extension Pledge Deed, the Secured Parties in which benefit the Guaranty Agent acted, among them the Bank, in its capacity of trustee for the holders of notes issued under the Indenture, may join the Pledge Deed and the Extension Pledge Deed, and ratify the contents of such deeds, accepting the constituted Pledges in their favor as a guaranty of the corresponding Secured Obligations, my means of appearing before a Notary Public in Madrid, Mr. Rafael Monjo Carrio.

Such joinder agreements shall be formalized by means of a joinder deed, all of which without need of a new consent by the pledgor or the pledgees, since their consent were granted in accordance with the Creditors Agreement (as such agreement was novated dated as of December 1, 2009 and as of October 25, 2010) and the terms of the Pledge Deed and the Extension Pledge Deed.

V. That as of today, the amount originally issued by the Bond Issuance has been increased in an amount equal to One Hundred Twenty Five Million Three Hundred Thirty Three Thousand United States Dollars (US$125,331,000.00) by means of a public deed number 394 issued by Cemex España before the undersigned Notary dated as of February twenty-eighth,

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

two thousand eleven, and duly recorded in the Registry of Commerce of the city of Madrid as of March three, two thousand eleven under inscription number 244.

VI. That the Bank hereby expressly state that the joinder agreement referred to in the foregoing statements is formalized as an execution instrument of the rights granted to the Bank in accordance with the Pledge Deed and the Extension Pledge Deed, in order for the payment obligations related to the Indenture be guaranteed by a first priority pledge interest over the Shares (as such term is defined in the Pledge Deed), the New Shares and the Acquired Shares (as such terms are defined in the Extension Pledge Deed), concurrently with the remaining Pledges.

VI. That in accordance with the foregoing, the Bank intends to issue this Joinder Deed (hereinafter referred to as the “Deed”) in accordance with the following

CLAUSES

FIRST. - JOINDER AGREEMENT TO THE PLEDGE DEED AND THE EXTENSION PLEDGE DEED.

By means of this Deed, the Bank hereby joins, ratify and approve the terms and conditions of the Pledge Deed and the Extension Pledge Deed, whose entire content the Bank hereby states to know, and such joinder agreement has full value and legal effects, accepting that the payment obligations related to the Indenture be guaranteed by the

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

first priority pledge over the Shares (as such term is defined in the Pledge Deed), the New Shares and the Acquired Shares (as such terms are defined in the Extension Pledge Deed), concurrently with the remaining Pledges concurrently with the remaining Pledges.

The Bank hereby REQUEST the undersigned Notary Public, to NOTIFY this Joinder Agreement to WILMINGTON TRUST (LONDON) LIMITED, with domicile located at 6 Broad Street Place, London EC2M 7JH (attention Elaine K. Lockhart), in its capacity of Guaranty Agent, and the undersigned Notary hereby accept such request.

CEMEX España, S.A. hereby appears to this act for the purpose of notifying itself of the contents of such joinder agreement.

SECOND. - GOVERNING LAW AND JURISDICTION.

2.1 This Deed is governed by the laws of Spain.

2.2 The parties hereto expressly submit themselves to the jurisdiction of the Courts and Tribunals sitting in the capital city of Madrid, to resolve any and all claims related to the enforceability, interpretation, compliance and execution of this Deed.

TREATMENT OF INFORMATION.- The parties hereto accept the incorporation of information and the copy of the identification documents to the files of this Notary with

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

the purposes of rendering the notarial activity and to effect notification of information in accordance with the Law of Public Administrations (Ley de las Administraciones Públicas) and, as the case may be, to the Notary Public that succeeds the undersigned Notary in this city. The parties may exercise their rights of access, rectification, cancelation and opposition before the undersigned Notary.

I hereby attest and issue this deed.

And I, the Notary, HEREBY ATTEST:

a. - That I identify the individuals appearing before me by the identification documents described above, which were shown to me.

b. - That on my own judgment, the individuals appearing before me have the capacity and have legal standing to issue this deed.

c. - That the execution of this deed is lawful, and its execution derives to the free will of the individuals appearing before me, which were informed of its contents.

d. - That I read this deed to the individuals appearing before me, and were previously notified of their right to read the deed by themselves, and such individuals stated to be aware of its contents, and hereby give their consent, all of the foregoing in accordance with article 193 of the Notary Regulations.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

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e. - That this public instrument is being issued in eight pages of stamp paper for exclusive use of notarial documents, Series AG, numbers 5.180.809 and the following seven serial numbers, I the undersigned Notary hereby attest.

Signatures of the appearing individuals follow: Signed: RAFAEL MONJO CARRIÓ. Seal of approval.

NOTARIAL PROCEEDING: To attest that as of March seventh, two thousand eleven, I left in the Postal Office, located at Branch 2825494, at the Ministry of Public Administration, as a Certificate and Return Receipt of a notice letter, and the officer in charge has confirmed that such notice was entered under number RR26804595ES.

This Notarial Procedure is extended in the attached public deed, which in its last page Serial number AG 5180816. City of Madrid as of March seventh, two thousand eleven.- Signed.- RAFAEL MONJO CARRIO,. Notary Seal of Approval.-

NOTARIAL PROCEEDING.- Made by the undersigned, RAFAEL MONJO CARRIÓ, Notary of MADRID to attest, that as of the fourteenth day of April, two thousand eleven, in order to know the status of the delivery of the notice, I connect myself using one of my computers to the website named www.correos.es, and I hereby confirm that such notice has

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

been delivered to the addressee as of the tenth day of March, two thousand eleven, and I hereby attach to this deed the printout of such electronic inquiry.

Of all the contents of this notarial proceeding, I hereby issue this certification under this page of stamped paper for exclusive use of notarial documents, Series AG, number 5222256, which I, RAFAEL MONJO CARRIÓ, hereby attest.

ATTACHED DOCUMENTS FOLLOWS

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

SPAIN MAIL SERVICE

Mail Service: Status of Delivery

Spain Mail Service	Customer Service

Individuals             Companies             Virtual Office             ZIP Codes

To send Documents:         Individuals Package Locators Status of Delivery

To send Packages:

Money:                                 STATUS OF DELIVERY

A.P.E.                         NUMBER OF PACKAGE: rr268040595ES

Bancorreos	Dates	Status
Customer Service
Corporate Information	07/03/2011	Sent
	07/03/2011	In transit
	8/03/2011	Exit from International Origin Office
	09/03/2011	Arrival to International Delivery Office
	10/03/2011	Delivered

IT IS FIRST TRUE COPY taken from its Original issued in favor of “CEMEX ESPAÑA, S.A.”, and issued in ten official pages for notarial exclusive use, Serial AG, numbers 5222142 and the following 9 consecutive numbers, that I sign and seal in the city of Madrid, as of April fourteenth, two thousand eleven.- I ATTEST.

SIGNATURE AND SEAL OF APPROVAL

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English, Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

CERTIFICATION

The undersigned, DAVID A. GONZALEZ VESSI, Official Translator authorized by the Superior Court of the State of Nuevo Leon, further to Approval number 983/2011 issued as of January 31, 2011, HEREBY CERTIFIES THAT:

The preceding document is a true and accurate translation from the Spanish language to the English language of a copy of Public Deed Number 453 issued as of March 4, 2011 by RAFAEL MONJO CARRIÓ in favor of CEMEX ESPAÑA, S.A. This certification is issued for any and all legal purposes.

Monterrey, N.L., as of May 13th, 2011

DAVID A GONZALEZ VESSI